SUPPLEMENT dated March 7, 2016 to the
PROSPECTUS SUPPLEMENT dated March 3, 2016 to the
PROSPECTUS dated March 16, 2015

SGD$350,000,000
FORD MOTOR CREDIT COMPANY LLC
3.70% Notes due March 11, 2019

This Supplement amends the Prospectus Supplement solely as follows:

On page S-2, under the heading “Trading in the Clearing Systems Is Subject to Minimum Denomination Requirements”, each reference to “SGD$100,000” is deleted and replaced with “SGD$50,000”.

The “Description of Notes” beginning on page S-2 is amended by deleting the sentence “The Notes will be issued in minimum denominations of SGD$250,000 and integral multiples of SGD$100,000 for higher amounts (e.g., SGD$300,000, SGD$400,000, SGD$500,000...).” and replacing it with “The Notes will be issued in minimum denominations of SGD$250,000 and will be issued in integral multiples of SGD$50,000 for higher amounts.”

On page S-5, under the heading “Book-Entry, Delivery and Form — Global Notes”, the reference in the first paragraph to “SGD$100,000” is deleted and replaced with “SGD$50,000”.

Except as expressly set forth herein, no other changes to the Prospectus Supplement are being made by this Supplement.